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                                DEED OF LEASE

                                   BETWEEN

                        R & M REALTY HOLDING COMPANY,

                                as Landlord,

                                     AND

                                    IMTEK,

                                  as Tenant


                          Dated: December 30, 1997
                                          --

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                             For Premises Located

             At Eighth and Main Building, 707 East Main Street,
                         Richmond, Virginia  23219

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                              TABLE OF CONTENTS

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ARTICLE 1:   BASIC LEASE PROVISIONS  . . . . . . . . . . . . . . . . . . .  1

ARTICLE 2:   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE 3:   THE PREMISES  . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 4:   TERM  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE 5:   RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 6:   SECURITY DEPOSIT  . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE 7:   OPERATING EXPENSES [INTENTIONALLY DELETED]  . . . . . . . . .  6

ARTICLE 8:   TAXES [INTENTIONALLY DELETED] . . . . . . . . . . . . . . . .  6

ARTICLE 9:   PARKING . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 10:  USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

ARTICLE 11:  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . .  7

ARTICLE 12:  MAINTENANCE AND REPAIR  . . . . . . . . . . . . . . . . . . .  8

ARTICLE 13:  ALTERATIONS . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE 14:  SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE 15:  TENANT'S EQUIPMENT AND PROPERTY . . . . . . . . . . . . . . . 11

ARTICLE 16:  RIGHT OF ENTRY  . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE 17:  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . 12

ARTICLE 18:  LANDLORD SERVICES AND UTILITIES . . . . . . . . . . . . . . . 13

ARTICLE 19:  LIABILITY OF LANDLORD . . . . . . . . . . . . . . . . . . . . 14

ARTICLE 20:  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . 15

ARTICLE 21:  DAMAGE; CONDEMNATION  . . . . . . . . . . . . . . . . . . . . 16

ARTICLE 22:  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

ARTICLE 23:  MORTGAGES . . . . . . . . . . . . . . . . . . . . . . . . . . 20

ARTICLE 24:  SURRENDER; HOLDING OVER . . . . . . . . . . . . . . . . . . . 21


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ARTICLE 25:  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 26:  HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . 22

ARTICLE 27:  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . 23


                              LIST OF EXHIBITS

Exhibit A    Plan Showing Premises
Exhibit B    [Intentionally Deleted]
Exhibit C    Parking
Exhibit D    Rules and Regulations
Exhibit E    Declaration of Commencement Date


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                                DEED OF LEASE

          THIS DEED OF LEASE (this "Lease") is made as of the 30th day of
                                                              ----
December, 1997 (the "Date of Lease"), by E & M REALTY HOLDING COMPANY, a Delaware corporation ("Landlord"), and IMTEK, a Maryland corporation ("Tenant").

          Landlord and Tenant, intending legally to be bound, hereby covenant and agree as set forth below.

ARTICLE 1:  BASIC LEASE PROVISIONS

          The following terms, when used herein, shall have the meanings set forth below.

          1.1 PREMISES. Approximately 1,801 rentable square feet, known as Suite 1050 and located on the tenth (10th) floor of the Building as outlined on EXHIBIT A attached hereto and made a part hereof.

          1.2 BUILDING. The building containing approximately 323,670 rentable square feet and all alterations, additions, improvements, restorations or replacements now or hereafter made thereto, with an address of 707 East Main Street, Richmond, Virginia 23219, and the Parking Facilities.

          1.3  TERM.  One (1) year.

          1.4 COMMENCEMENT DATE. January 1, 1998, subject to adjustment as set forth in Article 4.

          1.5 EXPIRATION DATE. December 31, 1998, subject to adjustment as set forth in Article 4.

          1.6 BASE RENT. $15.00 for each rental square foot of the Premises, payable in equal monthly installments of Two Thousand Two Hundred Fifty-One and 25/100 Dollars ($2,251.25).

          1.7  SECURITY DEPOSIT.  $2,251.25 cash.

          1.8  BASE YEAR.  [INTENTIONALLY DELETED]

          1.9 TENANT'S PROPORTIONATE SHARE OF OPERATING EXPENSES AND REAL ESTATE TAXES. [INTENTIONALLY DELETED]

          1.10 PERMITTED USE. General office uses; however, such uses shall not include any use that would cause the Premises to be deemed a "place of public accommodation" under the Americans with Disabilities Act of 1990.

          1.11 BROKER(S).  Landlord's: Goodman Segar Hogan Hoffler

                           Tenant's:  Harrison & Bates Incorporated


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          1.12 LANDLORD'S ADDRESS.

               E & M Realty Holding Company
               c/o Insignia Commercial Group
               707 East Main Street, Suite 210
               Richmond, Virginia  23219
               Attn: Property Manager

               E&M Realty Holding Company
               c/o J.P. Morgan Investment Management, Inc.
               522 Fifth Avenue, 9th Floor
               New York, New York 10036
               Attn: Real Estate Investment Group

               With a copy to:

               McGuire, Woods, Battle & Boothe, L.L.P.
               901 East Cary Street
               Richmond, Virginia  23219
               Attn: William F. Gieg, Esq.

          1.13 TENANT'S ADDRESS.

               Before occupancy:

               IMTEK

               --------------------------------------------
               --------------------------------------------
               --------------------------------------------

               After Occupancy:

               IMTEK
               707 East Main Street, Suite 1050
               Richmond, Virginia  23219
               Attn: Mr. Michael L. Lowe, President

          1.14 GUARANTOR AND GUARANTOR'S ADDRESS.

               [INTENTIONALLY DELETED]

ARTICLE 2:  DEFINITIONS

          The following terms, when used herein, shall have the meanings set forth below.

          2.1 AGENTS. Officers, partners, directors, employees, agents, licensees, customers, contractors and invitees.

          2.2 ALTERATIONS. Alterations, decorations, additions or improvements of any kind or nature to the Premises or the Building,


                                      2
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whether structural or non-structural, interior, exterior or otherwise.

          2.3  CALENDAR YEAR.  [INTENTIONALLY DELETED]

          2.4 COMMON AREA. All areas, improvements, facilities and equipment from time to time designated by Landlord for the common use or benefit of Tenant, other tenants of the Building and their Agents, including, without limitation, entrances and exits, landscaped areas, exterior lighting, loading areas, pedestrian walkways, sidewalks, atriums, courtyards, concourses, stairs, ramps, washrooms, maintenance and utility rooms and closets, exterior utility lines, hallways, lobbies, elevators and their housing and rooms, common window areas, common walls, common ceilings, common trash areas and Parking Facilities.

          2.5 INTEREST RATE. Per annum interest rate listed as the prime rate on corporate loans at large U.S. money center commercial banks as published from time to time under "Money Rates" in the WALL STREET JOURNAL plus five percent (5%), but in no event greater than the maximum rate permitted by law. In the event the WALL STREET JOURNAL ceases to publish such rates, Landlord shall choose at Landlord's sole discretion a similar publication which publishes such rates.

          2.6 LAND. The piece or parcel of land upon which the Building is located and all rights, easements and appurtenances thereunto belonging or pertaining, or such portion thereof as shall be allocated by Landlord to the Building.

          2.7  LEASE YEAR.  [INTENTIONALLY DELETED]

          2.8 MORTGAGE. Any mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land.

          2.9 MORTGAGEE. The holder of any note or obligation secured by a mortgage, deed of trust, security interest or title retention interest affecting the Building or the Land, including, without limitation, lessors under ground leases, sale-leasebacks and lease-leasebacks.

          2.10 PARKING FACILITIES. All parking areas now or hereafter owned by Landlord and now or hereafter made available by Landlord for use by tenants, including, without limitation, open-air parking, parking decks and parking areas under or within the Building, whether reserved, exclusive, non-exclusive or otherwise.

          2.11 RENT.  Base Rent payable hereunder.

          2.12 SUBSTANTIAL COMPLETION.  [INTENTIONALLY DELETED]


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          2.13 SUBSTANTIAL PART.  More than fifty percent (50%) of the rentable square feet of the Premises or the Building, as the case may be.

ARTICLE 3:  THE PREMISES

          3.1 LEASE OF PREMISES. In consideration of the agreements contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term and upon the terms and conditions hereinafter provided. As an appurtenance to the Premises, Tenant shall have the non-exclusive right, together with other tenants of the Building and their Agents, to use the Common Area. Landlord shall retain absolute dominion and control over the Common Area and shall operate and maintain the Common Area in such manner as Landlord, in its sole discretion, shall determine; provided, however, such exclusive right shall not operate to prohibit Tenant from its use of the Premises for the Permitted Use. Landlord expressly reserves the right permanently to change, modify or eliminate, or temporarily to close, any portion of the Common Area. The Premises are leased subject to, and Tenant agrees not to violate, all present and future covenants, conditions and restrictions of record which affect the Building.

          3.2 LANDLORD'S RESERVATIONS. In addition to the other rights of Landlord under this Lease, Landlord reserves the right (i) to change the street address and/or name of the Building, (ii) to install, erect, use, maintain and repair mains, pipes, conduits and other such facilities to serve the Building's tenants in and through the Premises, (iii) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, (iv) to establish a condominium regime for the Building, the Land and/or the Common Area and to include the Premises therein and (v) to control the use of the roof and exterior walls of the Building for any purpose. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or Tenant's use or occupancy of the Premises.

ARTICLE 4:  TERM

          4.1 COMMENCEMENT AND EXPIRATION DATES. The Term shall commence on the Commencement Date and expire at midnight on the Expiration Date. If Tenant uses or accepts the Premises before the date set forth in Article 1 as the Commencement Date, then the Commencement Date shall be the date upon which Tenant uses or accepts the Premises (e.g. by the moving of any furnishings or other personalty into the Premises). In such event, the Expiration Date shall be adjusted accordingly so that the period of the Term is not changed. If requested by Landlord, Tenant shall within fifteen (15) days of such request sign a declaration acknowledging

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the Commencement Date and the Expiration Date in the form attached hereto and made a part hereof as EXHIBIT E.

          4.2 DELAYED POSSESSION. In the event that Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date set forth in Article 1, Landlord shall not be liable or responsible for any claims, damages or losses arising in connection with such delay in possession, and Tenant shall not be excused or released from any obligation under this Lease as a result of any delay in possession of the Premises.

ARTICLE 5:  RENT

          5.1 BASE RENT. Tenant shall pay to Landlord the Base Rent as specified in Section 1.6. Base Rent shall be payable in equal monthly installments, in advance, without demand, notice, deduction, offset or counterclaim, on or before the first day of each and every calendar month during the Term; provided, however, that the installment of the Base Rent payable for the first full calendar month of the Term (and, if the Commencement Date occurs on a date other than on the first day of a calendar month, Base Rent prorated from such date until the first day of the following month) shall be due and payable on the full execution and delivery of this Lease. Tenant shall pay the Base Rent, by good check or in lawful currency of the United States of America, to Landlord at Landlord's Address, or to such other address or in such other manner as Landlord from time to time specifies by written notice to Tenant. Any payment made by Tenant to Landlord on account of Base Rent may be credited by Landlord to the payment of any late charges then due and payable and to any Base Rent then past due before being credited to Base Rent currently due.

          5.2  ADDITIONAL RENT.  [INTENTIONALLY DELETED]

ARTICLE 6:  SECURITY DEPOSIT

          Simultaneously with the execution of this Lease, Tenant shall deposit the Security Deposit with Landlord, which shall be held by Landlord, without obligation for interest, as security, for the performance of Tenant's obligations and covenants under this Lease. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of an Event of Default. If an Event of Default shall occur or if Tenant fails to surrender the Premises in the condition required by this Lease, Landlord shall have the right (but not the obligation), and without prejudice to any other remedy which Landlord may have on account thereof, to apply all or any portion of the Security Deposit to cure such default or to remedy the condition of the Premises. If Landlord so applies the Security Deposit or any portion thereof before the Expiration Date or earlier termination of this Lease, Tenant shall deposit with Landlord, upon demand, the amount necessary to restore the Security

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Deposit to its original amount. If Landlord shall sell or transfer its interest in the Building, Landlord shall have the right to transfer the Security Deposit to such purchaser or transferee, in which event Tenant shall look solely to the new landlord for the return of the Security Deposit, and Landlord thereupon shall be released from all liability to Tenant for the return of the Security Deposit. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of the Security Deposit shall be returned to Tenant at such time after the Expiration Date or earlier termination of this Lease that all of Tenant's obligations under this Lease have been fulfilled. Landlord shall conduct a "Post Move-Out Inspection" of the Premises within fifteen (15) days after the Expiration Date or earlier termination of this Lease.

ARTICLE 7:  OPERATING EXPENSES [INTENTIONALLY DELETED]

ARTICLE 8:  TAXES [INTENTIONALLY DELETED]

ARTICLE 9:  PARKING

          9.1 PARKING SPACES. Tenant and its Agents shall have the right to use the Parking Facilities in accordance with the terms and provisions of EXHIBIT C attached hereto. If Landlord shall determine that Tenant and its Agents are using parking spaces in violation of the terms of EXHIBIT C or if Tenant defaults under any lease or other agreement with the Parking Manager (as defined in EXHIBIT C) for use of Parking Facilities and Tenant fails to remedy such default within fifteen (15) days following written notice from Landlord or Parking Manager, such default shall be an Event of Default giving rise to the remedies set forth in Article 22.

          9.2 CHANGES TO PARKING FACILITIES. Landlord shall have the right, from time to time, without Tenant's consent, to change, alter, add to, temporarily close or otherwise affect the Parking Facilities in such manner as Landlord, in its sole discretion, deems appropriate including, without limitation, the right to designate reserves spaces available only for use by one or more tenants (however, in such event, those parking space shall still be deemed Common Area for the purpose of the definition of Operating Expenses), provided that, except in emergency situations or situations beyond Landlord's control, Landlord shall provide alternative Parking Facilities.

ARTICLE 10:  USE

          Tenant shall occupy the Premises solely for the Permitted Use. The Premises shall not be used for any other purpose, or for any use that would cause the Premises to be deemed a "place of public accommodation" under the Americans With Disabilities Act of 1990, without the prior written consent of Landlord. Tenant shall comply, at Tenant's expense, with (i) all present and future laws, ordinances, regulations and orders of the United States of America, the Commonwealth of Virginia and any other public or quasi-public federal, state or local authority having jurisdiction over the Premises, and (ii) any reasonable requests of Mortgagee or any insurance company providing coverage with respect to the Premises. Tenant shall not use or occupy the Premises in any manner that is unlawful or dangerous or that shall constitute waste, unreasonable annoyance or a nuisance to Landlord or the other tenants of the Building.

ARTICLE 11:  ASSIGNMENT AND SUBLETTING

          11.1 ASSIGNMENT. Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or any part thereof, nor shall any assignment or transfer of this Lease be effected by operation of law or otherwise, without the prior written consent of Landlord which may be granted or withheld in Landlord's sole discretion. For purposes of the foregoing prohibitions, a transfer at any one time or from time to time of twenty percent (20%) or more of an interest in Tenant (whether stock, partnership interest or other form of ownership or control) by any person(s) or entity(ties) having an interest in ownership or control of Tenant at the Date of Lease shall be deemed to be an assignment of this Lease.

          11.2 SUBLETTING. Tenant shall not sublet or rent or permit a third party to occupy or use the Premises, or any part thereof, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion.

          11.3 EFFECT. If Landlord consents to the proposed assignment, transfers or subletting, the initial Tenant and any Guarantor shall remain liable under this Lease and the initial Tenant shall pay to Landlord any amount of rent or other sums directly or indirectly received by Tenant from any subtenant, assignee or transferee which exceeds the Rent. Any assignment, transfer, mortgage, encumbrance, or sublease without Landlord's written consent shall be voidable by Landlord and, at Landlord's election, constitute an Event of Default hereunder. Neither the consent by Landlord to any assignment, transfer, encumbrance or subletting nor the collection or acceptance by Landlord of rent from any assignee, subtenant or occupant shall be construed as a waiver or release of the initial Tenant or any Guarantor from the terms and conditions of this Lease or relieve Tenant or any subtenant, assignee or other party from obtaining the consent in writing of Landlord to any further assignment, transfer, encumbrance or subletting. Tenant hereby assigns to Landlord the rent and other sums due from any subtenant, assignee or other occupant of the Premises and hereby authorizes and directs each such subtenant, assignee or other occupant to pay such rent or other sums directly to Landlord; provided, however, that until the occur-rence of an Event of Default, Tenant shall have the license to continue collecting such rent and other sums from subtenants or other occupants, but not from assignees, who shall pay rent and other sums under this Lease directly to Landlord.

          11.4 SURRENDER. Notwithstanding the foregoing, in the event of a proposed assignment or subletting, Landlord shall have the right, by notice to Tenant, to terminate this Lease in the event of an assignment as to all of the Premises and, in the event of a sublease, as to the subleased portion of the Premises, and to require that all or part, as the case may be, of the Premises be surrendered to Landlord for the balance of the Term.

ARTICLE 12:  MAINTENANCE AND REPAIR

          12.1 LANDLORD'S OBLIGATION. As long as no Event of Default has occurred and is continuing, Landlord, at its sole cost and expense, shall keep and maintain in good repair and working order the Building, the Common Area, the mechanical and electrical systems of the Building, and the equipment within and serving the Premises and the Building (excluding Tenant's leasehold improvements in the Premises) that are required for the normal maintenance and operation of the Premises and the Building. Tenant shall immediately give Landlord written notice of any defect or need for repairs. After such notice, Landlord shall have a reasonable opportunity to repair or cure such defect. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

          12.2 TENANT'S OBLIGATION. Tenant shall, at its own expense, maintain all of Tenant's leasehold improvements in the Premises and other real and personal property within the Premises in good condition, promptly making all necessary repairs and replacements. Tenant shall repair at its expense, any and all damage caused by Tenant or Tenant's agents, contractors or subcontractors to the Building, the Common Area, or the Premises, including equipment within and serving the Building, ordinary wear and tear excepted. Notwithstanding the foregoing, Tenant shall bear the cost of, but shall not itself perform without Landlord's prior consent, any such repairs which would affect the Building's structure or mechanical or electrical systems or which would be visible from the exterior of the Building or from any interior Common Area of the Building. Where Landlord performs such repairs, Tenant shall promptly pay to Landlord upon demand all costs incurred in connection therewith plus interest thereon at the Interest Rate from the demand date until paid. Without the prior written consent of the Landlord, Tenant shall not have access to the roof of the Building for any purpose whatsoever.


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

          12.3 LANDLORD'S RIGHT TO MAINTAIN OR REPAIR. If, within five (5) days following notice to Tenant, Tenant fails to commence to repair or replace any damage to the Premises or Building which is Tenant's obligation to perform, and diligently pursue timely completion of such repair and replacement. Landlord may, at its option, cause all required maintenance, repairs or replacements to be made. Tenant shall promptly pay Landlord all costs incurred in connection therewith plus interest thereon at the Interest Rate from the due date until paid.

ARTICLE 13:  ALTERATIONS

          13.1 ALTERATIONS. Tenant shall not make or permit any Alterations without the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole discretion. Landlord may impose any reasonable conditions to its consent, including, without limitation, (i) delivery to Landlord of written and unconditional waivers of mechanic's and materialmen's liens as to the Premises, the Building and the Land for all work, labor and services to be performed and materials to be furnished, signed by all contractors, subcontractors, materialmen and laborers participating in the Alterations, (ii) prior approval of the plans and specifications and Tenant's contractor(s) with respect to the Alterations, (iii) supervision by Landlord's representative at Tenant's expense of the Alterations and (iv) delivery to Landlord of payment and performance bonds naming Landlord and Mortgagee as obligees. The Alterations shall conform to the requirements of Landlord's and Tenant's insurers and of the Federal, state and local governments having jurisdiction over the Premises, shall be performed in accordance with the terms and provisions of this Lease in a good and workmanlike manner befitting a first class office building and shall not adversely affect the value, utility or character of the Premises. If the Alterations are not performed as herein required, Landlord shall have the right, at Landlord's option, to halt any further Alterations, or to require Tenant to perform the Alterations as herein required or to require Tenant to return the Premises to its condition before such Alterations. Subject to
Section 13.3 herein, all Alterations and fixtures, whether temporary or permanent in character, made in or upon the Premises either by Tenant or Landlord, will immediately become Landlord's property and, at the end of the Term will remain on the Premises without compensation to Tenant.

          13.2 LIENS. Notwithstanding the foregoing, if any mechanic's or materialmen's lien is filed against the Premises, the Building or the Land for work claimed to have been done for, or materials claimed to have been furnished to or for the benefit of, Tenant, such lien shall be discharged of record by Tenant within ten (10) days by the payment thereof or the filing of any bond required by law. If Tenant shall fail to discharge any such lien, Landlord may (but shall not be obligated to) discharge the same, the cost of which shall be paid by Tenant within three (3) days of demand by Landlord. Such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging the same. Neither Landlord's consent to the Alterations nor anything contained in this Lease shall be deemed to be the agreement or consent of Landlord to subject Landlord's interest in the Premises, the Building or the Land to any mechanic's or materialmen's liens which may be filed in respect of the Alterations.

          13.3 REMOVAL OF ALTERATIONS. Unless Landlord specifies at the time Landlord approves such Alterations that such Alterations shall be removed by Tenant, all or any part of the Alterations (including, without limitation, wall-to-wall carpet and wiring), whether made with or without the consent of Landlord, shall remain upon the Premises and be surrendered therewith at the Expiration Date or earlier termination of this Lease as the property of Landlord without disturbance, molestation or injury. If Landlord so requires the removal of all or part of the Alterations, Tenant, at its expense, shall repair any damage to the Premises or the Building caused by such removal before the expiration or termination of this Lease. If Tenant fails to remove such Alterations, then Landlord may (but shall not be obligated to) remove the same and the cost of such removal and repair of any damage caused by the same, together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same, shall be charged to Tenant and paid upon demand.

          13.4 LANDLORD ALTERATIONS. Landlord shall have no obligation to make any Alterations in or to the Premises, the Building, the Common Area or the Land. Landlord hereby reserves the right, from time to time, to make Alterations to the Building, change the Building dimensions, erect additional stories thereon and attach other buildings and structures thereto, and to erect such scaffolding and other aids to construction as Landlord deems appropriate, and no such Alterations, changes, construction or erection shall constitute an eviction, constructive or otherwise, or permit Tenant any abatement of Rent or claim.

ARTICLE 14:  SIGNS

          No sign, advertisement or notice shall be inscribed, painted, affixed, placed or otherwise displayed by Tenant on any part of the Land or the outside or the inside (including, without limitation, the windows) of the Building or the Premises. Landlord shall, at Landlord's expense, place a Building-standard suite entry sign on the exterior of the Premises identifying Tenant's occupancy of the Premises, and shall provide identification of Tenant and its suite number on a main directory in the lobby on the first floor of the Building. Any other permitted signs shall be installed and maintained by Landlord at Tenant's sole expense. If any prohibited sign, advertisement or notice is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same, and Tenant shall

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pay any and all expenses incurred by Landlord in such removal, together with interest thereon at the Interest Rate, upon demand. Landlord shall have the right to prohibit any sign, advertisement, notice or statement to the public by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building.

ARTICLE 15:  TENANT'S EQUIPMENT AND PROPERTY

          15.1 MOVING TENANT'S PROPERTY. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being on the Premises, shall be repaired by Landlord, at the expense of Tenant. Tenant shall promptly remove from the Common Area any of Tenant's furniture, equipment or other property there deposited.

          15.2 INSTALLING AND OPERATING TENANT'S EQUIPMENT. Without first obtaining the written consent of Landlord, Tenant shall not install or operate in the Premises (i) any electrically operated equipment or other machinery, other than standard office equipment that does not require wiring, cooling or other service in excess of Building standards, (ii) any equipment of any kind or nature whatsoever which will require any changes, replacements or additions to, or changes in the use of, any water, heating, plumbing, air conditioning or electrical system of the Premises or the Building, or (iii) any equipment which causes the floor load to exceed the load limits set by Landlord for the Building. Landlord's consent to such installation or operation may be conditioned upon the payment by Tenant of additional compensation for any excess consumption of utilities and any additional power, wiring, cooling or other service (as determined in the sole discretion of Landlord) that may result from such equipment. Machines and equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein so as to be objectionable to Landlord or any other Building tenant shall be installed and maintained by Tenant, at its expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

ARTICLE 16:  RIGHT OF ENTRY

          Tenant shall permit Landlord or its Agents, at any time and without notice as to (i) and (ii) below and upon reasonable notice during normal business hours as to (iii) and (iv) below, to enter the Premises, without diminution of Rent, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and repairs or perform such maintenance which in the sole judgment of Landlord may be deemed necessary or desirable, (iii) to exhibit the same to prospective purchasers of the Building or to present or future Mortgagees or (iv) to exhibit the same to prospective tenants during the last twelve (12) months of the Term.

ARTICLE 17:  INSURANCE

          17.1 INSURANCE RATING. Tenant shall not conduct or permit any activity, or place any equipment or material, in or about the Premises, the Building or the Common Area which will increase the rate of fire or other insurance on the Building or insurance benefitting any other tenant of the Building; and if any increase in the rate of insurance is stated by any insurance company or by the applicable insurance rating bureau to be due to any activity, equipment or material of Tenant in or about the Premises, the Building or the Common Area, such statement shall be conclusive evidence that the increase in such rate is due to the same and, as a result thereof, Tenant shall pay such increase to Landlord upon demand.

          17.2 LIABILITY INSURANCE. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a commercial general liability policy insuring against claims, demands or actions for bodily injury, death, personal injury, and loss or damage to property arising out of or in connection with: (i) the Premises; (ii) the condition of the Premises;
(iii) Tenant's operations in, maintenance and use of the Premises, Building and Common Area, and (iv) Tenant's liability assumed under this Lease. Such insurance shall have such combined single limit as reasonably required by Landlord from time to time, but in no event less than Two Million Dollars ($2,000,000.00) per occurrence, on an occurrence basis, and shall be primary over any insurance carried by Landlord. Endorsements shall be obtained for cross-liability and contractual liability.

          17.3 INSURANCE FOR PERSONAL PROPERTY. Tenant shall, at its sole cost and expense, procure and maintain throughout the Term a property insurance policy (written on an "All Risk" basis) insuring all of Tenant's personal property, including but not limited to equipment, furniture, fixtures, furnishings and leasehold improvements which are the responsibility of Tenant, for not less than the full replacement cost of said property. All proceeds of such insurance shall be used to repair or replace Tenant's property. In addition, Tenant shall, at its sole cost and expense, procure and maintain business interruption insurance in an amount not less than the Base Rent due hereunder.

          17.4 REQUIREMENTS OF INSURANCE COVERAGE. All such insurance required to be carried by Tenant herein shall be with an insurance company licensed to do business in the Commonwealth of Virginia and rated not lower than A-XII in the A.M. Best Rating Guide. Such insurance (i) shall contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured has released its right of action against any party before the occurrence of a loss; (ii) shall name Landlord, Landlord's managing agent, the Parking Manager, and, at Landlord's request, any Mortgagee or ground lessor, as additional insured parties; and (iii) shall provide that the policy shall not be cancelled, failed to be renewed or materially amended without at least thirty (30) days' prior written notice to Landlord and, at Landlord's request, any Mortgagee. On or before the Commencement Date and, thereafter, not less than thirty (30) days before the expiration date of the insurance policy, an original of the policy (including any renewal or replacement policy) or a certified copy thereof, together with evidence satisfactory to Landlord of the payment of all premiums for such policy, shall be delivered to Landlord and, at Landlord's request, to any Mortgagee.

          17.5 WAIVER OF SUBROGATION. Each party hereby releases the other party hereto from liability for any loss or damage to any building, structure or tangible personal property, or any resulting loss of income, or losses under worker's compensation laws and benefits, notwithstanding that such loss, damage or liability may arise out of the negligent or intentionally tortious act or omission of the other party or its agents, if such loss or damage is covered by insurance benefitting the party suffering such loss or damage or was required to be covered by insurance pursuant to this Lease. Each party hereto shall have a waiver of subrogation clause (providing that such waiver of right of recovery against the other party shall not impair the effectiveness of such policy or the insured's ability to recover thereunder) included in its said policies, and shall promptly notify the other in writing if such clause cannot be included in any such policy; if such waiver of subrogation clause shall not be available, then the foregoing waiver of right of recovery shall be void.

          17.6 SECURITY. In the event that Landlord engages the services of a professional security system for the Building, it is understood that such engagement shall in no way increase Landlord's liability for occurrences and/or consequences which such a system is designed to detect or avert and that Tenant shall look solely to its insurer as set out above for claims for damages or injury to any person or property.

          17.7 LANDLORD'S INSURANCE. Landlord shall procure and maintain throughout the Term fire and extended coverage insurance on the Building in such coverage and amounts as reasonably determined by Landlord in its prudent management of the Building and as necessary to satisfy the requirements of Landlord's Mortgagee, if any.

ARTICLE 18:  LANDLORD SERVICES AND UTILITIES

          18.1 ORDINARY SERVICES TO THE PREMISES. As long as no Event of Default has occurred and is continuing, Landlord shall, at its sole cost and expense, furnish to the Premises throughout the Term (i) electricity, heating and air conditioning appropriate for the Permitted Use between 8:00 a.m. and 6:00 p.m., Monday through Friday, and between 9:00 a.m. and 1:00 p.m. on Saturday (except for the following holidays: New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day), (ii) reasonable janitorial service,
(iii) regular trash removal from the Premises, (iv) hot and cold water from points of supply, (v) restrooms as required by applicable code, and (vi) elevator service, if there is an elevator in the Building, provided that Landlord shall have the right to remove such elevators from service as may be required for moving, freight or for servicing or maintaining the elevators or the Building. Landlord agrees to furnish landscaping and grounds maintenance and snow clearing for the areas used in common by the tenants of the Building. Landlord shall be under no responsibility or liability for failure or interruption in such services caused by breakage, accident, strikes, repairs or for any other cause or causes beyond the control of Landlord, nor in any event for any indirect or consequential damages; and failure or omission on the part of Landlord to furnish such service shall not be construed as an eviction of Tenant, nor work an abatement of Rent, nor render Landlord liable in damages, nor release Tenant from prompt fulfillment of any of the covenants under this Lease.

          18.2 AFTER-HOURS SERVICES TO THE PREMISES. If Tenant requires or requests that the services to be furnished by Landlord (except Building standard electricity and elevator service) be provided during periods in addition to the periods set forth in Section 18.1, then Tenant shall obtain Landlord's consent thereto and, if such consent is granted, shall pay upon demand Landlord's additional expenses resulting therefrom. Landlord may, from time to time during the Term, set a per hour charge for after-hours service which shall include the cost of utility service, labor costs, administrative costs and a cost for depreciation of the equipment used to provide such after-hours service.

          18.3 UTILITY CHARGES. All telephone and other utility service furnished to the Premises shall be paid for directly by Tenant except those furnished by Landlord as listed in Section 18.1 above. In the event that, or to determine whether, Tenant's use of utility services exceeds on a pro rata basis Building standard electricity, heating and air conditioning normally used by tenants in the Building, Landlord reserves the right separately to meter or monitor the utility services provided to the Premises. If Tenant's use of such utilities exceeds the normal use by other tenants in the Building, Landlord may charge Tenant for such excess use in accordance with
Section 18.2 above, and the cost of any such meter shall be borne by Tenant.

ARTICLE 19:  LIABILITY OF LANDLORD

          19.1 NO LIABILITY. Except where due to Landlord or its Agents' gross negligence or willful misconduct, Landlord and its Agents shall not be liable to Tenant or its Agents for, and Tenant, for itself and its Agents, does hereby release Landlord and its Agents from liability for, any damage, compensation or claim arising from (i) the necessity of repairing any portion of the Premises or the Building or the Common Area or any structural defects thereto, (ii) any interruption in the use of the Premises or the Common Area for any reason including any interruption or suspension of utility service, (iii) fire or other casualty or personal or property injury, damage or loss resulting from the use or operation (by Landlord, Tenant, or any other person whomsoever) of the Premises or the Building or the Common Area, (iv) the termination of this Lease, (v) robbery, assault or theft, or (vi) any leakage in the Premises or the Building from water, rain, snow or other cause whatsoever. No such occurrence shall give rise to diminution or abatement or Rent or constructive eviction. Notwithstanding the foregoing, any goods, automobiles, property or personal effects stored or placed by Tenant or its Agents in or about the Premises, the Building or the Common Area shall be at the sole risk of Tenant; Tenant hereby expressly waives its right to recover against Landlord and its Agents therefor. Tenant hereby waives any claim it might have against Landlord or its Agents for any consequential damages or business losses sustained by Tenant arising out of the loss or damage to any person or property of Tenant, or any interruption in the use of the Premises or the Common Area, for any reason. Tenant acknowledges its obligation to insure against such losses and damages.

          19.2 INDEMNITY. Tenant shall indemnify, defend, protect and hold Landlord and its Agents harmless from and against any and all damage, claim, liability, cost or expense (including, without limitation, attorneys' or other professionals' fees) of every kind and nature (including, without limitation, those arising from any injury or damage to any person, property or business) incurred by or claimed against Landlord or its Agents, directly or indirectly, as a result of, arising from or in connection with (i) Tenant's or its Agents' use and occupancy of the Premises, the Building or the Common Area; (ii) Tenant's breach of any provision of this Lease; or
(iii) any act, omission or negligence of Tenant or its Agents.

ARTICLE 20: RULES AND REGULATIONS

          Tenant and its Agents shall at all times abide by and observe the Rules and Regulations attached hereto as EXHIBIT D and any amendments thereto that may be promulgated from time to time by Landlord for the operation and maintenance of the Building and the Common Area and the Rules and Regulations shall be deemed to be covenants of the Lease to be performed and/or observed by Tenant. Nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations, or the terms or provisions contained in any other lease, against any other tenant of the Building. Landlord shall not be liable to Tenant for any violation by any party of the Rules and Regulations or the terms of any other Building lease. If there is any inconsistency between this Lease and the Rules and Regu-lations, this Lease shall govern. Landlord reserves the right to amend and modify the Rules and Regulations as it deems necessary.

ARTICLE 21:  DAMAGE; CONDEMNATION

          21.1 DAMAGE TO THE PREMISES. If the Premises shall be damaged by fire or other cause without the fault or negligence of Tenant or its Agents, Landlord shall diligently and as soon as practicable after such damage occurs (taking into account the time necessary to effect a satisfactory settlement with any insurance company involved) repair such damage at the expense of Landlord; provided, however, that Landlord's obligation to repair such damage shall not exceed the proceeds of insurance available to Landlord (reduced by any proceeds retained pursuant to the rights of Mortgagee). Notwithstanding the foregoing, (i) if more than twenty percent (20%) of the floor area of the Premises or the Building is damaged or destroyed, or (ii) if the Premises or the Building is damaged by fire or other cause to such an extent that, in Landlord's sole judgment, the damage cannot be substantially repaired within one hundred eighty (180) days after the date of such damage, or (iii) if the Premises are damaged during the last six (6) months of the Term, then
Landlord may terminate this Lease by notice to Tenant within sixty (60) days from the date of such damage. During the period that Tenant is deprived of the use of the damaged portion of the Premises, and provided such damage is not the consequence of the fault or negligence of Tenant or its Agents, Base Rent shall be reduced by the ratio that the rentable square footage of the Premises damaged bears to the total rentable square footage of the Premises before such damage. All injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant or its Agents shall be repaired by Tenant, at Tenant's expense, and Rent shall not abate. If Tenant shall fail to do so or if Landlord shall so elect, Landlord shall have the right to make such repairs, and any expense so incurred by Landlord, together with interest thereon at the Interest Rate, shall be paid by Tenant upon demand. Notwithstanding anything herein to the contrary, Landlord shall not be required to rebuild, replace or repair any non-standard tenant improvements, tenant extras or Alterations or any personal property of Tenant.

          21.2 CONDEMNATION. If the whole or a Substantial Part of the Premises or the Building shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat or such a taking), then the Term shall cease and terminate as of the date when title vests in such governmental or quasi-governmental authority, and Rent shall be prorated to the date when title vests in such governmental or quasi-governmental authority. If less than a Substantial Part of the Premises is taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose (including, without limitation, sale under threat of such a taking), Base Rent shall be reduced by the ratio that the portion so taken bears to the rentable square footage of the Premises before such taking, effective as of the date when title vests in such governmental or quasi-governmental authority, and this Lease shall otherwise continue in full force and effect. Tenant shall have no claim against Landlord (or otherwise) as a result of such taking; and Tenant hereby agrees to make no claim against the condemning authority for any portion of the amount that may be awarded as compensation or damages as a result of such taking; provided, however, that Tenant may, to the extent allowed by law, claim an award for moving expenses and for the taking of any of Tenant's property (other than its leasehold interest in the Premises) which does not, under the terms of this Lease, become the property of Landlord at the termination hereof, as long as such claim is separate and distinct from any claim of Landlord and does not diminish Landlord's award. Tenant hereby assigns to Landlord any right and interest it may have in any award for its leasehold interest in the Premises.

ARTICLE 22:  DEFAULT

          22.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default: (i) Tenant fails to pay Rent when due and such failure continues for five (5) days after notice from Landlord; provided that no such notice shall be required if at least two such notices shall have been given during the same Lease Year and, in such event, it shall be deemed an Event of Default if such failure continues for five (5) days after such Rent is due;
(ii) Tenant fails to observe or perform any other term, condition or covenant herein binding upon or obligating Tenant within fifteen (15) days after notice from Landlord, or, if such failure cannot reasonably be corrected within fifteen (15) days, if Tenant does not begin to correct the failure within fifteen (15) days after such notice and/or does not thereafter diligently pursue the correction of such failure to completion within thirty (30) days after said notice from Landlord; (iii) Tenant abandons or vacates the Premises; (iv) Tenant makes or consents to a general assignment for the benefit of creditors or a common law composition of creditors, or a receiver of the Premises or all or substantially all of Tenant's assets is appointed, or (v) Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in any bankruptcy or insolvency proceeding is filed against Tenant and is not discharged by Tenant within sixty (60) days.

          22.2 LANDLORD'S REMEDIES. Upon the occurrence of an Event of Default, Landlord, at its option, without further notice or demand to Tenant, in addition to all other rights and remedies provided in this Lease, at law or in equity, shall have the right to elect any or all of the following remedies:

          (i) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including but without limitation, all of Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions). If Landlord elects to terminate this Lease, every obligation of the parties shall cease as of the date of such termination, except that Tenant shall remain liable for payment of Rent and performance of all other terms and conditions of this Lease to the date of termination.

          (ii) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof, for the account of Tenant, for such rent and term and upon such other conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to redecorate, repair, alter and improve and Premises to the extent necessary in Landlord's sole discretion. Until Landlord relets the Premises, Tenant shall remain obligated to pay Rent to Landlord as provided in this Lease. If and when the Premises are relet and if a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including, without limitation, rental concessions to new tenants, repairs, Alterations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency upon demand. Tenant agrees that Landlord may file suit to recover any sums due Landlord under this Section from time to time and that such suit or recovery of any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord;

          (iii) Terminate this Lease and Tenant's right of possession of the Premises, and recover from Tenant the net present value of the Rent due from the date of termination until the Expiration Date, discounted at the lesser of the Interest Rate as of the date of termination or six percent (6%) per annum.

          (iv) Re-enter and repossess the Premises and remove all persons and effects therefrom, by summary proceeding, ejectment or other legal action or by using such force as may be necessary. Landlord shall have no liability by reason of any such re-entry, repossession or removal; and/or

          (v) Recover from Tenant, to the extent permitted under the laws of the Commonwealth of Virginia, the value and/or cost of all concessions to Tenant under this Lease, if any.

     22.3 Rights Upon Possession. If Landlord takes possession pursuant to this Article, with or without terminating this

Lease, Landlord may, at its option, enter into the Premises, remove Tenant's Alternations, signs, personal property, equipment and other evidences of tenancy, and store them at Tenant's risk and expense or dispose of them as Landlord may see fit, and take and hold possession of the Premises; provided, however, that if Landlord elects to take possession only without terminating this Lease, such entry and possession shall not terminate this Lease or release Tenant or any Guarantor, in whole or in part, from the obligation to pay the Rent reserved hereunder for the full Term or from any other obligation under this Lease or any guaranty thereof.

     22.4 No Waiver. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not consititute a waiver of any other covenant, condition or agreement herein contained, nor of any of Landlord's rights hereunder. No waiver by Landlord of any breach shall operate as a waiver of such covenant, condition or agreement, or operate as a waiver of such covenant, condition or agreement itself, or of any subsequent breach thereof. No payment of Rent by Tenant or acceptance of Rent by Landlord shall operate as a waiver of any breach or default by Tenant under this Lease. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent herein stipulated shall be deemed to be other than a payment on account of the earliest unpaid Rent, nor shall any endorsement or statement on any check or communication accompanying a check for the payment of Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of the Lease.

     22.5 Right of Landlord to Cure Tenant's Default. If an Event of Default shall occur, then Landlord may (but shall not be obligated to) make such payment or do such act to cure the Event of Default, and charge the amount of the expense thereof, together with interest thereon at the Interest Rate, to Tenant. Such payment shall be due and payable upon demand; however, the making of such payment or the taking of such action by Landlord shall not be deemed to cure the Event of Default or to stop Landlord from the pursuit of any remedy to which Landlord would otherwise be entitled. Any such payment made by Landlord on Tenant's behalf shall bear interest until paid at the Interest Rate.

     22.6 Late Payment. If Tenant fails to pay any Rent within five (5) days after such Rent becomes due and payable, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such overdue Rent. In addition, any such late Rent payment shall bear interest from the date such Rent became due and payable to the date of payment thereof by Tenant at the Interest

Rate. Such late charge and interest shall be due and payable within two (2) days after written demand from Landlord.

     22.7 Landlord Default. If Landlord shall fail to keep or perform any of its obligations under this Lease, then Tenant may (but shall not be obligated to do so) upon the continuance of such failure on Landlord's part for twenty (20) days after Landlord's receipt of notice from Tenant specifying the failure (or, in the case of any such failure which cannot with due diligence be cured within twenty (20) days, within such additional period, if any, as may be reasonably required by Landlord to cure such failure with due diligence), and without waiving or releasing Landlord from any obligation, make such payment or perform such obligation and all sums so paid by Tenant and all necessary and incidental costs and expenses, including reasonable attorney's fees paid to independent legal counsel, incurred by Tenant in making such payment or performing such obligation, together with interest thereon at the Interest Rate from the date of payment, shall be paid by Landlord to Tenant on demand, and if not so paid by Landlord, Tenant shall have the right to pursue any legal remedies available to it to collect payment, but shall not be entitled to offset such payment against Rent thereafter payable under this Lease.

ARTICLE 23: MORTGAGES

     23.1 Subordination. This Lease is subject and subordinate to all ground or underlying leases and to any first Mortgage(s) which may now or hereafter affect such ground or underlying leases or the Land or the Building and to all renewals, modifications, consolidations, replacements and extensions thereof. This subordination shall be self-operative; however, in confirmation thereof, Tenant shall execute promptly any instrument that Landlord or any first Mortgagee may request confirming such subordination. Notwithstanding the foregoing, before any foreclosure sale under a Mortgage, the Mortgagee shall have the right to subordinate the Mortgage to this Lease, and, in the event of a foreclosure, this Lease may continue in full force and effect and Tenant shall attorn to and recognize as its landlord the purchaser of Landlord's interest under this Lease. Tenant shall, upon the request of a Mortgagee or purchaser at foreclosure, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of the lien of any Mortgage to this Lease or Tenant's attornment to such Purchaser. Tenant waives its rights under any statute or law now or hereafter in effect which may give Tenant any right to terminate or otherwise adversely affect this Lease in the event any foreclosure proceeding ordered in lieu of foreclosure is brought under any Mortgage.

     23.2 Mortgagee Protection. Tenant agrees to give any Mortgagee by certified mail, return receipt requested, a copy of any notice of default served upon Landlord, provided that before such notice Tenant has been notified in writing of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then Mortgagee shall have an additional thirty (30) days within which to cure such default; provided, however, that if such default cannot be reasonably cured within that time, then such Mortgagee shall have such additional time as may be necessary to cure such default so long as Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, without limitation, the commencement of foreclosure proceedings, if necessary), in which event this Lease shall not be terminated or Rent abated while such remedies are being so diligently pursued. In the event of the sale of the Land or the Building, by foreclosure or deed in lieu thereof, the Mortgagee or purchaser at such sale shall be responsible for the return of the Security Deposit only to the extent that such Mortgagee or purchaser actually received the Security Deposit.

     23.3 Modification Due to Financing. If, in connection with obtaining construction or permanent financing for the Premises, the Building or the Land, any lender (or Mortgagee) shall request reasonable modifications of this Lease as a condition to such financing, Tenant shall promptly execute a modification of this Lease, provided such modifications do not materially increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises. Tenant shall, prior to execution and throughout the Term, upon request from time to time, provide such financial information and documentation about itself to Landlord or Mortgagee as may be requested.

ARTICLE 24:  SURRENDER; HOLDING OVER

     24.1 Surrender of the Premises. Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, in broom-clean condition and in as good condition as when Tenant took possession, including, without limitation, the repair of any damage to the Premises caused by the removal of any of Tenant's personal property or trade fixtures from the Premises, except for reasonable wear and tear and loss by fire or other casualty not caused by Tenant or its Agents. Any of Tenant's personal property left on or in the Premises, the Building or the Common Area after the Expiration Date or earlier termination of this Lease shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease.

     24.2 Holding Over. In the event that Tenant shall not immediately surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall be deemed to be a month to month tenant (which tenancy may be cancelled upon thirty (30) days advance notice by either party) upon all of the terms and provisions of this Lease, except that, for the first twelve (12) months of any holdover period, annual Base Rent shall increase to $27,825.45 and shall be payable in equal monthly installments of $2,318.79, and thereafter, the monthly Base Rent during the remainder of any holdover period shall be $4,673.58. Notwithstanding the foregoing, if Tenant shall hold over for a period in excess of twelve (12) months following the Expiration Date or earlier termination of this Lease, and Landlord shall desire to regain possession of the Premises, then Landlord may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of tenant's retention of possession of the Premises beyond any permitted holdover period.

ARTICLE 25:  QUIET ENJOYMENT

     Landlord covenants that if Tenant shall pay Rent and perform all of the terms and conditions of this Lease to be quietly performed by Tenant, Tenant shall during the Term peaceably and quietly occupy and enjoy possession of the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease and any Mortgage to which this Lease is subordinate and easements, conditions and restrictions of record affecting the Land.

ARTICLE 26:  HAZARDOUS MATERIALS

     26.1 Prohibition. Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, except for minimal quantities of such Hazardous Materials as is necessary for the operation of Tenant's office equipment.

     26.2 Compliance. Any Hazardous Material permitted on the Premises as provided in Section 26.1, and all containers therefor, shall be used, kept, stored and disposed of in a manner that complies with all federal, state and local laws or regulations applicable to any such Hazardous Material.

     26.3 No Contamination. Tenant shall not discharge, leak or emit, or permit to be discharged, leaked or emitted, any material into the atmosphere, ground, sewer system or any body of water, if such material (as reasonably determined by the Landlord or any government authority) does or may, pollute or contaminate the same, or may adversely affect (a) the health, welfare or safety or persons, whether located on the Premises or elsewhere, or (b) the condition, use or enjoyment of the Building or any other real or personal property.

     26.4 Disclosure. At the commencement of each Lease Year, Tenant shall disclose to Landlord the names and approximate amounts of all Hazardous Material which Tenant intends to store, use or dispose of on the Premises in the coming Lease Year. In addition, at the commencement of each Lease Year, beginning with the second Lease Year, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials which were actually used, stored or disposed of on the Premises if such materials were not previously identified to Landlord at the commencement of the previous Lease Year.

     26.5  Definition.  As used herein, the term "Hazardous Material" means
(a) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, and regulations promulgated thereunder; (b) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, and regulations promulgated thereunder; (c) any "oil, petroleum products, and their byproducts; and (d) any substance which is or becomes regulated by any federal, state or local governmental authority.

     26.6 Indemnity. Tenant hereby agrees that it shall be fully liable for all costs and expenses related to the use, storage and disposal of Hazardous Material kept on the Premises by the Tenant, and the Tenant shall give immediate notice to the Landlord of any violation or potential violation of the provisions of this Article 26. Tenant shall defend, indemnify and hold harmless Landlord and its Agents, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses (including without limitation, attorney and consultant fees, court costs and litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, arising out of nature, known or unknown, contingent or otherwise, arising out of or in any way related to (a) the presence, disposal, release, or threatened release of any such Hazardous Material which is on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (b) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Material; (c) any lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Material; and/or (d) any violation of any laws applicable thereto. The provisions of this Section 26.6 shall be in addition to any other obligations and liabilities Tenant may have to Landlord at law or equity and shall survive the transactions contemplated herein and shall survive the termination of this Lease.

ARTICLE 27: MISCELLANEOUS

     27.1 No Representations by Landlord. Tenant acknowledges that neither Landlord or its Agents nor any broker has made any representation or promise with respect to the Premises, the Building, the Land or the Common Area, except as herein expressly set forth, and no rights, privileges, easements or licenses are acquired by Tenant except as herein expressly set forth. Tenant, by taking possession of the Premises shall accept the Premises and the Building in their condition existing on the date of possession, and such taking of possession shall be conclusive evidence that the Premises and the Building are in good and satisfactory condition at the time of such taking of possession.

     27.2 No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between Landlord and Tenant other than that of landlord and tenant.

     27.3 Brokers. Landlord recognizes Broker(s) as the sole broker(s) procuring this Lease and shall pay Broker(s) a commission therefor pursuant to a separate agreement between Broker(s) and Landlord. Tenant represents and warrants to Landlord that it has not employed any broker, agent or finder other than Broker(s) relating to this Lease. Tenant shall indemnify and hold Landlord harmless, from and against any claim for brokerage or other commission arising from or out of any breach of Tenant's representation and warranty.

     27.4 Estoppel Certificate. Tenant shall, without charge, at any time and from time to time, within five (5) days after request therefor by Landlord, Mortgagee, any purchaser of the Land or the Building or any other interested person, execute, acknowledge and deliver to such requesting party a written estoppel certificate certifying, as of the date of such estoppel certificate, the following: (i) that this Lease is unmodified and in full force and effect for if modified, that the Lease is in full force and effect as modified and setting forth such modifications); (ii) that the Term has commenced (and setting forth the Commencement Date and Expiration Date); (iii) that Tenant is presently occupying the Premises; (iv) the amounts of Base Rent and Additional Rent currently due and payable by Tenant; (v) that any Alterations required by the Lease to have been made by Landlord have been made to the satisfaction of Tenant; (vi) that there are no existing set-offs, charges, liens, claims or defenses against the enforcement of any right hereunder, including, without limitation, Base Rent or Additional Rent (or, if alleged, specifying the same in detail); (vii) that no Base Rent (except the first installment thereof) has been paid more than thirty (30) days in advance of its due date; (viii) that Tenant has no knowledge of any then uncured default by Landlord of its obligations under this Lease (or, if Tenant has such knowledge, specifying the same in detail); (ix) that Tenant is not in default; (x) that the address to which notices to Tenant should be sent is as set forth in the Lease (or, of not, specifying the correct address); and (xi) any other certifications requested by Landlord. In addition, within five (5) days after request by Landlord, Tenant shall deliver to Landlord audited financial statements of Tenant for its most recently ended fiscal year and interim unaudited financial statements for its most recently ended quarter.

    27.5 Waiver of Jury Trial. Tenant hereby waives trial by jury in any action, proceeding or counterclaim brought by Landlord against Tenant with respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises. In the event Landlord commences any proceedings for nonpayment of Rent, Tenant shall not interpose any counterclaims. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in any separate action brought by Tenant.

     27.6 Notices. All notices or other communications hereunder shall be in writing and shall be deemed duly given if delivered in person or by Federal Express or other reputable overnight delivery service, or upon the earlier of receipt, if mailed by certified or registered mail, or three (3) days after certified or registered mailing, return receipt requested, postage prepaid, addressed and sent, if to Landlord to Landlord's Address specified in
Section 1.15 or if to Tenant to Tenant's Address specified in Section 1.16. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices. Notices from Landlord's managing agent shall be deemed notices from Landlord.

     27.7 Invalidity of Particular Provisions. If any provisions of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

     27.8 Gender and Number. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number or gender as the context may require.

     27.9 Benefit and Burden. Subject to the provisions of Article 11 and except as otherwise expressly provided, the provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, heirs, successors and assigns. Landlord may freely and fully assign its interest hereunder, and following any such assignment shall be fully released from any and all liabilities and obligations under this Lease thereafter accruing.

     27.10 Entire Agreement. This Lease (which includes the Exhibits and Riders, if any, attached hereto) contains and embodies the entire agreement of the parties hereto, and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease (other than the Rules and Regulations, which may be changed from time to time as provided herein) may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by Landlord and Tenant.

     27.11  Authority.

           (i) If Tenant signs as a corporation, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and validly existing corporation, in good standing, qualified to do business in the Commonwealth of Virginia, that the corporation has full power and authority to enter into this Lease and that he or she is authorized to execute this Lease on behalf of the corporation.

           (ii) If Tenant signs as a partnership, the person executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed, validly existing partnership qualified to do business in the Commonwealth of Virginia, that the partnership has full power and authority to enter into this Lease, and that he or she is authorized to execute this Lease on behalf of the partnership.

     27.12 Attorneys' Fees. If, as a result of any default of Landlord or Tenant in its performance of any of the provisions of this Lease, the other party uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all attorneys' fees and expenses so incurred by the prevailing party.

     27.13 Interpretation. This Lease is governed by the laws of the Commonwealth of Virginia.

     27.14 No Personal Liability; Sale. Neither Landlord nor its Agents, whether disclosed or undisclosed, shall have any personal liability under any provision of this Lease. In the event of a judgment in favor of Tenant which remains unpaid, Tenant's right to redress, execution and levy shall be limited to Landlord's equity in the Building as described in Article 1 hereof. In the event that the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease occurring thereafter shall terminate as of the day of such sale, and thereupon all such liabilities and obligations shall be binding on the new owner. Tenant agrees to attorn to such new owner. Any successor to Landlord's interest shall not be bound by (i) any payment of Base Rent for more than one (1) month in advance, except for the payment of the first installment of Base Rent or (ii) as to any Mortgagee or any purchaser at foreclosure, any amendment or modification of this Lease made without the consent of such Mortgagee.

     27.15 Time of the Essence. Time is of the essence as to Tenant's obligations contained in this Lease.

     27.16 Force Majeure. Except for Tenant's obligations to pay Rent under this Lease, neither Landlord nor Tenant shall be required to perform any of its obligations under this Lease, nor shall such party be liable for loss or damage for failure to do so, nor shall the other party thereby be released from any of its obligations under this Lease, where such failure by the non-performing party arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war, results of any warfare or warlike conditions in this or any foreign country, fire or casualty, legal requirements, energy shortage or other causes beyond the reasonable control of the non-performing party, unless such loss or damage results from the will full misconduct or gross negligence of the non-prevailing party.


     27.17 Headings. Captions and headings are for convenience or reference only.

     27.18 Memorandum of Lease. Tenant shall, at the request of Landlord, execute and deliver a memorandum of lease in recordable form. Tenant shall not record this Lease or any such memorandum of this Lease.

     27.19 Landlord's Relocation Option. At any time during the Term, provided at such time Tenant's Premises consist of 5,000 rentable square feet or less, Landlord shall have the option to relocate Tenant, at no direct cost of Tenant, to space comparable to the Premises elsewhere in the Building, provided Landlord gives Tenant three (3) months' written notice. Upon relocation, such new space shall be deemed to be the "Premises" hereunder, and Tenant's Proportionate Share shall be recalculated by Landlord to equal that fraction, the numerator of which is the rentable square footage of the Premises and the denominator of which is the rentable square footage of the Building (as reasonably determined by Landlord).

     27.20 Attorney-in-Fact. If Tenant fails or refuses to execute and deliver any instrument or certificate required to be delivered by Tenant hereunder (including, without limitations, any instrument or certificate required under Article 23 or Section 27.4 hereof) within the time periods required herein, then Tenant hereby appoints Landlord as its attorney-in-fact with full power and authority to execute and deliver such instrument or certificate for and in the name of Tenant.

   27.21 Effectiveness. The execution of this Lease by Tenant and delivery of the same and of any Trust or Security Deposit to Landlord or its Agent does not constitute a reservation of or option for the Premises or an agreement to enter into a lease, and this Lease shall become effective only if and when Landlord executes and delivers the same to Tenant; provided, however, that execution and delivery of this Lease to Landlord or its Agent by Tenant shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for thirty (30) days after such execution and delivery.

   27.22 Tenant's Right to Use Conference Room Facility. Throughout the Term of this Lease, during normal business hours (8:00 a.m. - 6:00 p.m., Monday through Friday, and 9:00 a.m. - 1:00 p.m. on Saturday), Tenant shall have the right to use, on a first-come, first-serve basis along with other tenants in the Building, without charge, the conference room facility located on the second floor of the Building. If Tenant uses the conference room facility other than during normal business hours, Tenant shall be responsible for paying to Landlord any costs directly attributable to Tenant's use of such facility.

   27.23 Right of First Refusal on Adjacent Space. Provided Tenant is not then in default hereunder, Landlord covenants and agrees that if Landlord intends to lease the space located in the Building and immediately adjacent to the Premises to a third-party and if Wilder & Gregory elects not to lease such space from Landlord, Landlord shall give Tenant written notice of the terms and conditions pursuant to which Landlord will agree to lease such space to the third party. Tenant shall have ten (10) days following receipt of such notice from Landlord in which to notify Landlord of its intent to lease such space from Landlord pursuant to the terms and conditions contained in Landlord's notice to Tenant. If Tenant fails to notify Landlord of its intent to lease such space within such ten (10) day period or thereafter fails to enter into a lease for such space within thirty (30) days after the date Tenant notifies Landlord of its intent to lease such space, time being of the essence in both instances, Tenant shall be deemed to have waived its right of first refusal as to such third-party offer, and Landlord shall be permitted to enter into a lease for such space with such third-party upon substantially the same terms and conditions as contained in Landlord's notice to Tenant.

   27.24 Option on Adjacent Space. Provided Tenant is not then in default hereunder, Tenant shall have the option, at any time during the Term of this Lease, upon thirty (30) days advance written notice to Landlord, to lease the space located in the Building and immediately adjacent to the Premises from Landlord upon the same terms and conditions as set forth herein, including, without limitation, the rental rate set forth herein and applicable to the Premises. Notwithstanding the foregoing, if , after receiving Tenant's notice of its intent to exercise its option to lease the space located in the Building and immediately adjacent to the Premises, Landlord receives notice from Wilder & Gregory that it has elected to lease such space from Landlord, Tenant's option to lease such space shall terminate and be of no further force and effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the Date of Lease.

ATTEST/WITNESS:                          LANDLORD:

                                         E & M REALTY HOLDING COMPANY

James M Walsh                            By: David Chen [SEAL]
-------------------                          -----------
Name: James M Walsh                          David Chen
     --------------                          Vice President
                                             December 30, 1997
ATTEST/WITNESS:                          TENANT:

                                         IMTEK


A Ray Brady                              By: Michael L Laws [SEAL]
------------------                           ---------------------
Name: A. Ray Brady                        Name: Michael Laws
     -------------                             -------------

                                   EXHIBIT A

                            (Plan Showing Premises)

                                       EXHIBIT B

                                    WORK AGREEMENT

                                [INTENTIONALLY DELETED]

                                  EXHIBIT C
                                   PARKING

     During the Term of this Lease, Tenant shall have the right to enter into one (1) automobile parking contract for parking in that portion of the Parking Facilities consisting of the underground garage located in the Building provided by Landlord's Parking Manager (which is currently Virginia Parking Service, Inc., and which term shall refer to the person or entity which during the Term of the Lease leases the Parking Facilities from Landlord and operates the Parking Facilities) at such monthly rates as are being customarily charged by the Parking Manager for similar covered parking in the City of Richmond, Virginia, for use by Tenant and its employees, and subject to the rules and regulations established by Landlord or the Parking Manager from time to time. Tenant acknowledges and agrees that the automobile parking contract will provide only a license to park one (1) automobile within the particular Parking Facility on an unreserved, first-come, first-served basis, and that Landlord or Parking Manager shall have the right to alter or adjust the size, location, elevation, and/or nature of the parking areas within the Parking Facilities, and shall have the right to designate certain spaces within the Parking Facilities as "reserved" for specific users. In addition to the foregoing, if requested by Tenant, Landlord covenants and agrees to assist Tenant in obtaining from the Parking Manager additional parking for Tenant and its employees in other Parking Facilities within a two (2) block radius of the Building. Such additional spaces will be provided by the Parking Manager at such monthly rates as are being customarily charged by the Parking Manager for similar parking in the City of Richmond, Virginia.

     Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Parking Facilities when in Landlord's or Parking Manager's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes to effect construction, (b) to prevent the acquisition of public rights in such area, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord or Parking Manager may do such other acts in and to the Parking Facilities as may be desirable to improve or maintain same. Temporary unavailability of parking spaces within the Parking Facilities shall not constitute an eviction or give rise to any claim in favor of Tenant for loss or damage under this Lease. If at any time during the Term of the Lease, an insufficient number of parking spaces in that portion of the Parking Facilities consisting of the underground garage located in the Building are available for use by all tenants of the Building, Landlord and Parking Manager shall have the right to terminate the automobile parking contract and provide a replacement parking contract for parking by Tenant within a two-block radius of the Building, at such rates as are customarily charged for such replacement parking facilities in the City of Richmond, Virginia.

     Tenant agrees that it, any subtenant or licensee and its respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord or Parking Manager. Tenant will, if and when so requested by Landlord or Parking Manager, furnish the requesting party with the license numbers and any vehicles of Tenant, any subtenant or licensee and its respective officers, employees, contractors and agents. Landlord or Parking Manager may remove, at Tenant's expense, any vehicles which are parking or abandoned in violation of the rules and regulations established by Landlord or Parking Manager from time to time.

                                                               EXHIBIT D

                           RULES AND REGULATIONS

    The Following rules and regulations have been formulated for the safety and well-being of all the tenants of the Building and become effective upon occupancy. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and unannoyed occupancy in the Building. Any repeated or continuing violation of these rules and regulations by Tenant after notice from Landlord, shall be sufficient cause for termination of this Lease at the option of the Landlord.

    Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent; (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

1. The sidewalks, walks, plaza entries, corridors, concourses, ramps, staircases, escalators, and elevators of the Project shall not be obstructed or used by Tenant, or the employees, agents, servants, visitors or licensees of Tenant for any purpose other than ingress and egress to and from the Premises. No bicycle or motorcycle shall be brought into the Building or kept on the Premises without the prior written consent of Landlord.

2. No freight, furniture or bulky matter of any description will be received into the Building or carried into the elevators except in such a manner, during such hours and using such elevators and passageways as may be approved by Landlord, and then only upon having been scheduled in advance. Any hand trucks, carryalls, or similar equipment used for the delivery or receipt of merchandise or equipment shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

3. Landlord shall have the right to prescribe the weight, position and manner of installation of safes or other heavy equipment which shall, if considered necessary by Landlord, be installed in a manner which shall insure satisfactory weight distribution. All damage done to the Building by reason of a safe or any other article of Tenant's office equipment being on the Premises shall be repaired at the expense of the Tenant. The time, routing, and manner of moving of safes or other heavy equipment shall be subject to prior approval by Landlord.

4. Only persons authorized by Landlord will be permitted to furnish newspaper, ice, drinking water, towels, barbering, shoe shining, janitorial services, floor polishing, and other similar services and concessions to Tenant, and only at hours and under regulations fixed by Landlord. Tenant shall use no other method of heating or cooling than that supplied by Landlord.

5. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time or place, leave or discard any rubbish, paper, articles or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.
        No animals or birds shall be brought or kept in or about the Building.

6. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building of its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

7. Tenant shall not place or cause or allow to be placed, any sign, placard, picture, advertisement, notice or lettering whatsoever, in, about or on the exterior of the Premises or the Building except in and at such places as may be designated by Landlord and consented to by Landlord in writing. Any such sign, placard, advertisement, picture, notice or lettering so placed may be removed by Landlord without notice to and at the expense of Tenant. All lettering and graphics on corridor doors shall conform to the building standard prescribed by Landlord. No trademark shall be displayed in any event.

8. Canvassing, soliciting or peddling in the Building is prohibited and Tenant shall cooperate to prevent same.

9. Landlord shall have the right to exclude any person from the Building other than during the customary business hours as set forth in the Lease, and any person in the Building will be subject to identification by employees and agents of Landlord. All persons in or entering the Building shall be required to comply with the security policies of the Building. If Tenant desires any additional security service for the Premises, Tenant shall have the right with the advance written consent of Landlord) to obtain such additional service at Tenant's sole cost and expense. Tenant shall keep doors to unattended areas locked and shall otherwise exercise reasonable precautions to protect property from theft, loss or damage of any property or for any error with regard to the exclusion from or admission to the Building of any person. In the case of invasion, mob, riot or public excitement, the Landlord reserves the right to prevent access to the Building during the continuance of same by closing the doors or taking other measures for the safety of the tenants and protection of the Building and property of persons therein.

10. Only workmen employed, designated or approved by Landlord may be employed for repairs, installations, alterations, painting, material moving, and other similar work that may be done in or on the Premises.

11. Tenant shall not do any cooking or conduct any restaurant, luncheonette, automat or cafeteria for the sale or service of food or beverage on the Premises, except by such persons delivering the same as shall be approved by Landlord and only under regulations fixed by Landlord. Tenant may, however, operate a coffee bar by and for its employees.

12. Tenant shall not bring or permit to be brought or kept in or on the Premises or the Building any inflammable, combustible, corrosive, caustic, poisonous or explosive substance, or cause or permit any odors to permeate in or emanate from the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of light, radiation, magnetism, noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the Building.

13. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, driving of nails or screws, cutting or stringing or wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

14. No additional locks or bolts of any kind shall be place on any door in the project or the Premises and no lock on any door therein shall be changed or altered in any respect. Landlord shall furnish two keys for each lock on exterior floors to the Premises and shall, on Tenant's request and at Tenant's expense, provide additional duplicate keys. Tenant shall not duplicate keys. All keys shall be returned to Landlord the explanations of the combinations of all safes, vaults, and combination locks remaining with the Premises. Landlord may at all times keep a pass key to the Premises. All entrance doors to the Premises shall be left closed at all times and left locked when the Premises are not in use.

15. Tenant shall give immediate notice to Landlord in case of theft, unauthorized solicitation or accident in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of known emergency in the Building.

16. Tenant shall not use the Premises or permit the Premises to be used for photographic, multilith or multigraph reproductions, except in connection with its own business and not as a service for others without Landlord's prior permission.

17. Tenant shall not use or permit any portion of the Premises to be used as an office for a public stenographer or typist, offset printing, the sale of liquor or tobacco, a barber or manicure shop, an employment bureau, a labor union office, a doctor's or dentist's office, a dance or music studio, any type of school or for any use other than those specifically granted in this lease.

18. Tenant shall not advertise for laborers giving the Premises as an address, nor pay such laborers at a location in the Premises.

19. The requirements of Tenant will be attended to only upon application at the office of Landlord in the Building or at such other address as may be designated by Landlord in the Lease. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Landlord.

20. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Business machines and mechanical and electrical equipment belonging to Tenant which cause noise, vibrations, electrical or magnetic interference, or any other nuisance that may be transmitted to the structure or other portion portions of the Building or to the Premises to such a degree as to be objectionable to Landlord or which interfere with the use or enjoyment by other tenants of their premises or the public portions of the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of cork, rubber, spring type or other vibration eliminators sufficient to eliminate noise or vibration.

21. No awnings, draperies, shutters or other interior or exterior window coverings that are visible from the exterior of the Building or from the exterior of the Premises within the Building may be installed by Tenant.

22. Tenant shall not place, install or operate within the Premises or any other part of the Building any engine, stove or machinery, or conduct mechanical operations therein, without the written consent of Landlord.

23. No portion of the Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

24.     Tenant shall at all times keep the Premises neat and orderly.

25. All request for overtime air conditioning or heating must be submitted to the Management office by no later than 2:00 p.m. on the last prior business day.

26. The toilet rooms, urinals, wash bowls, and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

27. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulation of the Building.

28. No tenant parking is allowed in the visitors parking area. This area is strictly monitored by building personnel and violators will be towed at owners expense.

                                      EXHIBIT E

                           DECLARATION OF COMMENCEMENT DATE


     THIS DECLARATION is hereby attached to and made a part of the Lease dated the ______ day of _____________________, 19___, entered into by and between _______________________________________________________________, as
Landlord, and __________________________________________, as Tenant. All
terms used in this Declaration have the same meaning as they have in the Lease.

     (i) Landlord and Tenant do hereby declare that possession of the Premises was accepted by Tenant on the __________ day of _______________, 19____;

     (ii) As of the date hereof, the Lease is in full force and effect, and Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to said date;

     (iii) The Commencement Date is hereby established to be ________________; and

     (iv) The Expiration Date is hereby established to be ______________________, unless the Lease is sooner terminated pursuant to any provision thereof.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Exhibit as of the ______________ day of _____________________________, 19_____.

ATTEST/WITNESS:                        LANDLORD:


              _________________________


__________________________________    By:________________________________[SEAL]


ATTEST/WITNESS:                       TENANT:

                                      ___________________________________
                                      ___________________________________



__________________________________    By:________________________________[SEAL]
                                      Name:____________________________________

                         FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (this "First Amendment") dated as of June 15, 1998, is made and entered into by and between E&M REALTY HOLDING COMPANY, a Delaware corporation ("Lessor") and IMTEK, a Maryland corporation
("Lessee").

                                 RECITALS

     A. By Lease dated as of December 30, 1997 (the "Lease"), Lessor leased to Lessee and Lessee leased from Lessor certain office space located on the 10th floor of the Building (as hereinafter defined), consisting of approximately 1,801 square feet of rentable area and known as Suite 1050 (the "Original Premises"), and being located in the City of Richmond, Virginia, in the building known as the Eighth and Main Building (the "Building"), with an address of 707 East Main Street, Richmond, Virginia 23219.

     B. Lessor and Lessee have agreed that Lessor shall lease to Lessee and Lessee shall let from Lessor an additional 1,235 square feet of rentable area located adjacent to the Original Premises (the "Additional Space") upon the terms and conditions hereinafter set forth.

                                 AGREEMENT

     NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree as follows:

     1. Capitalized terms used herein, which are not otherwise defined herein, shall have the same meanings attributed to them in the Lease.

     2. Commencing on June 15, 1998 (the "Effective Date"), Lessor shall lease to Lessee and Lessee shall let from Lessor the Additional Space upon the terms and conditions hereinafter set forth. For purposes of this First Amendment and Lease, from and after the Effective Date, the term "Premises" shall mean the Original Premises and the Additional Space.

     3. Lessor and Lessee acknowledge and agree that the Additional Space is being leased to Lessee in its present "AS IS" condition, and Lessor and Lessee further acknowledge and agree that Lessor shall have no obligations to make any improvements to the Additional Space.

     4. Commencing on July 1, 1998, monthly installments of Base Rent payable under the Lease for the Premises shall be $3,795.00. For the period June 15, 1998 through June 30, 1998, Lessee shall pay to Lessor, in addition to the Base Rent previously paid for the Original Premises, an additional $823.33.

     5. Lessor and Lessee acknowledge and agree that Lessee shall have no right to extend the Term of this Lease beyond the Expiration Date.

     6. Except as expressly amended herein, the provisions of the Lease are hereby ratified and reconfirmed and shall remain in full force and effect in all respects.

     7. This First Amendment shall be construed and governed by the applicable laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this First Amendment to Lease to be executed as of the day and year first above written.


                                       LESSOR:

                                       E&M REALTY HOLDING COMPANY

                                       By: David Chen
                                           -----------
                                           David Chen

                                       Title: Vice President
                                              --------------

                                       Lessee:

                                       IMTEK

                                       By: Michael L. Lowe
                                           ----------------
                                           Michael L. Lowe

                                       Title: President
                                              ----------

                                SUBLEASE


1. PARTIES - This Sublease dated December 15, 1997 is made between Legal America of Virginia, Ltd., ("Sublessor"), and Imtek Corporation,
("Sublessee").

2. MASTER LEASE - Sublessor is the Tenant under a written lease dated June 30, 1997 wherein ("Landlord") leases to Sublessor the real property located in the city of Richmond, Virginia described as 20 North Eighth Street, Richmond, Virginia ("Premises"). Said lease has been amended by the following amendments:

                                  N/A
                                  ---
said lease and amendments are herein collectively referred to as the "master Lease" and are attached hereto as Exhibit "A" which is the lease.

3. PREMISES - Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the Premises.

4. WARRANTY BY SUBLESSOR - Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now, and as of the commencement of the Term will not be, in default or breach of any of the provisions of the Master Lease, and that the Sublessor has no knowledge of any claim by Landlord that Sublessor is in default or breach of any of the provisions of the Master Lease.

5. TERM - The Term of this Sublease shall commence as of December 1, 1997 ("Commencement Date"), or when Landlord consents to this Sublease (if such consent is required under the Master Lease), whichever shall last occur, and end on July 31, 2000 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessee shall execute a non-recordable memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intention to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be cancelled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

6. RENT - 6.1 Minimum Rent. Sublessee shall pay to Sublessor as minimum rent, without deduction, setoff, notice or demand at 1044 Main Street, Kansas City, Missouri 64105 or at such other place Sublessor shall designate from time to time by notice to Sublessee, the sum of (**) per month starting on December 1, 1997 in advance on the first day of each month of the term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of $0 as a security deposit. If the term begins or ends on a day of a month, the rent for the partial months shall be prorated on a per diem basis.

**Months 5-12 $2,750.00; Months 13-24 $2,975.00; Months 25-36 $3,237.50

7. USE OF PREMISES - The Premises shall be used and occupied only for general office use and for no other use or purpose.

8. ASSIGNMENT AND SUBLETTING - Sublessee shall not assign the Sublease or further sublet all or any part of the Premises without the prior written consent of Sublessor (and the consent of Landlord, if such is required under the terms of the Master Lease).

9. OTHER PROVISIONS OF SUBLEASE - All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the Landlord thereunder, and the Sublessee the Tenant thereunder, and the Premises the Master Premises. Sublessee, assumes and agrees to perform the Tenant's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to the Landlord under the Master Lease shall be considered performed by Sublessee to the extent and in the amount of rent as paid to Sublessor in accordance with Section 6 of this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Landlord to perform its obligations under the Master Lease for the benefit of the Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided however, that if the Master Lease terminates as a result of a default or breach by Sublessor or sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the non-defaulting party for the damages, costs and expenses, including attorney's fees, suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default of breach hereunder.

10. ATTORNEY'S FEES - If Sublessor, Sublessee, shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

11. NOTICES - All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor and Sublessee shall be sent through the United STates Mail, postage prepaid, addressed to the Sublessee at the Premises, and to the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to Sublessor at the address set forth herein, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

To Sublessor:  Legal America of Virginia, Ltd., 1044 Main Street, Suite 800,
               Kansas City, Missouri 64105
To Sublessee:  Imtek Corporation, 20 N. Eighth Street, Richmond, Virginia 23219

12. CONSENT BY LESSON - THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LANDLORD WITHIN 10 DAYS AFTER EXECUTION HEREOF, IF SUCH CONSENT IS REQUIRED UNDER THE TERMS OF THE MASTER LEASE.

Date: 12/16/97                         Date: 12/19/97
     -----------------                       -------------------
Sublessor: Legal America of VA, Ltd.   Sublesee: Imtek Corporation
By: /s/ Mark Curry, CEO                By: /s/ Michael L. Lowe
    -------------------------------        ----------------------------
By: Mark Curry                         By: Michael L. Lowe
Title: CEO                             Title: President, CEO

                         LESSOR'S CONSENT TO SUBLEASE

The undersigned ("Landlord") landlord under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Landlord certifies that, as of the date of Landlord's execution hereof Sublessor is not in default of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Date:
     -----------------------

Pied Ventures, LLC

By:
   -------------------------
Title: